SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2001

FARREL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19703	22-2689245
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization	File Number)	Identification No.)

25 Main Street
Ansonia, Connecticut	06401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 736-5500

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

        On January 17, 2001, Farrel Corporation, a Delaware corporation (the “Company”) issued a press release announcing that it has received notification from NASDAQ that the Company’s common stock has failed to maintain a minimum bid price of $1.00 over the past thirty (30) consecutive trading days as required by NASDAQ rules. Therefore, in accordance with the NASDAQ rules, the Company is provided until April 11, 2001, to regain compliance with this rule. If, prior to April 11, 2001, the bid price of the Company’s common stock is at least $1.00 for a minimum of ten (10) consecutive trading days, NASDAQ’s staff will determine if the Company complies with NASDAQ’s Marketplace Rule 4310 (c)(8)(b). If the Company is unable to demonstrate compliance with such rule on or before April 11, 2001, NASDAQ will notify the Company that its common stock will be de-listed. The Company’s management is considering measures to avoid de-listing.

        In accordance with General Instruction F to Form 8-K, a copy of the press release dated January 17, 2001 is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

20 Press Release, dated January 17, 2001, issued by the Company.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARREL CORPORATION

Date: January 18, 2001	By	/s/Walter C. Lazarcheck
Walter C. Lazarcheck Vice President and Chief Financial Officer